Exhibit 99.1

Universal Technical Institute Reports Fiscal Year 2024 Second Quarter Results

Raised Fiscal 2024 Guidance for New Student Starts, Revenue and Profitability

Introducing Initial Revenue and Profitability Projections for Fiscal 2025

PHOENIX, ARIZ. - May 8, 2024 - Universal Technical Institute, Inc. (NYSE: UTI), a leading workforce solutions provider of transportation, skilled trades and healthcare education programs, reported financial results for the fiscal 2024 second quarter ended March 31, 2024. Universal Technical Institute, Inc. operates in two reportable segments, Universal Technical Institute (UTI) and Concorde Career Colleges (Concorde), and together with its segments and subsidiaries is referred to as the “Company,” “we,” “us” or “our.”

•Revenue of $184.2 million representing 12.4% growth versus the prior year period, with UTI and Concorde achieving 14.7% and 8.2% growth versus the prior year period, respectively.
•Total new student starts of 5,480 representing 18.5% growth versus the prior year period, with UTI and Concorde achieving 19.6% and 17.2% growth versus the prior year period, respectively.
•Net income of $7.8 million and adjusted EBITDA(1) of $22.6 million, both increasing considerably versus the prior year period.
•Full year guidance raised for new student starts, revenue, net income, diluted earnings per share and adjusted EBITDA(1).
•Initial projections for fiscal 2025 indicate revenue of nearly $800 million and adjusted EBITDA margin of approximately 15%, representing at least 100 basis points of adjusted EBITDA(1) margin expansion versus fiscal 2024.

“We maintained our momentum in the second quarter, demonstrating strong market demand across our growing program footprint,” said Jerome Grant, CEO of Universal Technical Institute. “We generated double-digit start growth in both divisions, including contributions from our newest programs. The next phases of our program expansions have remained on or ahead of schedule, with the recent launches of two new Concorde dental hygiene programs and the forthcoming launches of four new heating, ventilation, air conditioning, and refrigeration programs in our UTI division. Across our organization, we remain focused on supporting the growth of these new programs and driving optimization initiatives across the company.

“In addition to our progress with growth and optimization, we expect to continue advancing our organic diversification initiatives in the second half of fiscal 2024 and beyond. This work includes the consideration of expanding our campus footprint into new geographies; continuing to expand the reach of our existing programs and explore the addition of new program offerings to our portfolio; and continuing to add new industry relationships to our partner base. In addition, we continue to evaluate potential inorganic growth opportunities to enhance our multi-divisional foundation. Leveraging these strategic pathways, we aim to continually strengthen our position as a leading workforce solutions provider.”

Financial Results for the Three-Month Period Ended March 31, 2024 Compared to 2023

•Revenues increased 12.4% to $184.2 million compared to $163.8 million primarily due to the growth in both UTI and Concorde new student starts.
•Operating expenses rose by 9.6% to $173.0 million, compared to $157.9 million primarily due to an increase in expenses associated with new program launches at both UTI and Concorde.
•Operating income increased 88.1% to $11.2 million, compared to $5.9 million.
•Net income increased 123.8% to $7.8 million, compared to $3.5 million.
•Basic and diluted EPS were $0.14, both compared to $0.04.
•Adjusted EBITDA(1) increased 17.8% to $22.6 million, compared to $19.2 million.

UTI
•Revenues of $123.3 million, an increase of $15.8 million, or 14.7%, from the prior period revenues of $107.6 million, due to growth in new student starts.
•Operating expenses were $105.2 million compared to $97.8 million. The increase was primarily due to expenses incurred during the current year for new program launches during the last two fiscal quarters in 2023 and in 2024.
•Adjusted EBITDA(1) was $24.4 million compared to $17.4 million.
•New student starts increased from the prior year by 19.6%, and average undergraduate full-time active students increased by 10.3%.

Concorde
•Revenues of $60.9 million, an increase of $4.6 million, or 8.2%, from the prior period revenues of $56.3 million due to growth in new student starts.
•Operating expenses were $57.6 million compared to $50.1 million. The increase was primarily due to higher revenues from higher student starts and additional expenses incurred during the current year related to new program launches.
•Adjusted EBITDA(1) was $5.4 million compared to $8.4 million.
•New student starts increased from the prior year by 17.2%, and average undergraduate full-time active students increased by 8.9%.

“During the second quarter, we performed at or above our expectations across our key metrics, delivering double-digit year-over-year growth in revenue, profitability, and new student starts,” said Troy Anderson, CFO of Universal Technical Institute. “This quarter represents our first fiscal period with a full quarter year-over-year comparison for Concorde, which has continued to outperform expectations with strong growth in both new student starts and revenue. The double digit revenue and new student start growth in the UTI division benefited from the 14 new programs we launched over the past year as well as overall positive performance across the other programs and campuses.

“Based on our current momentum and strategic execution, we are raising our fiscal year 2024 new student start, revenue and profitability guidance. Additionally, given the visibility we have into the remainder of the year and the strength of our underlying operating model, we are introducing initial projections for fiscal year 2025, where we are estimating revenue of nearly $800 million and adjusted EBITDA margin expansion of at least 100 basis points versus fiscal 2024, further building upon the margin expansion we are expecting this year. These longer-term projections reflect continued progress with our announced program expansions, consistent operational execution, and ramping of our growth and optimization investments, and we expect to make additional headway on each of these fronts throughout the next fiscal year.”

Financial Results for the Six-Month Period Ended March 31, 2024 Compared to 2023(2)

•Revenues increased 26.4% to $358.9 million compared to $283.8 million primarily due to the growth in UTI new student starts and the inclusion of two additional months of revenue for Concorde(2).
•Operating expenses rose by 22.0% to $333.4 million, compared to $273.4 million primarily due to the inclusion of two additional months of expenses for Concorde(2).
•Operating income increased 144.5% to $25.4 million, compared to $10.4 million.
•Net income increased 196.6% to $18.2 million compared to $6.1 million.
•Basic and diluted EPS were $0.32 and $0.31 compared to $0.07 and $0.07, respectively.
•Adjusted EBITDA(1) increased 40.2% to $47.1 million compared to $33.6 million.

UTI
•Revenues of $238.7 million, an increase of $25.6 million, or 12.0%, from the prior period revenues of $213.1 million, due to higher student starts.

•Operating expenses were $205.5 million compared to $189.9 million. The increase was primarily due to expenses incurred during the current year for new program launches during the last two fiscal quarters of 2023 and in 2024.
•Adjusted EBITDA(1) was $46.0 million compared to $37.6 million.
•New student starts increased from the prior year by 18.5%, and average undergraduate full-time active students increased by 8.1%.

Concorde(2)
•Revenues of $120.2 million, an increase of $49.5 million, or 70.0%, from the prior period revenues of $70.7 million due to the inclusion of two additional months of revenue during the current year, along with growth in new student starts.
•Operating expenses were $109.8 million compared to $65.2 million. The increase was due to the inclusion of two additional months of expenses during the current year and additional expenses related to higher average undergraduate students and program launches.
•Adjusted EBITDA(1) was $14.2 million compared to $8.3 million.
•New student starts increased from the prior year by 81.6%, and average undergraduate full-time active students increased by 7.7%.

(1)     See the "Use of Non-GAAP Financial Information" below. For a detailed reconciliation of the non-GAAP measures, see the tables following the earnings release.
(2)     The six-months ended March 31, 2023 reflects UTI results for the full quarter and Concorde results beginning December 1, 2022. Total company year-to-date comparisons are shown on an "as-reported basis."

Balance Sheet and Liquidity

At March 31, 2024, the Company’s total available cash liquidity was $145.1 million which includes $29 million available from its revolving credit facility. Capital expenditures (“capex”) for the quarter and year-to date period were $6.0 million and $9.8 million, respectively. The primary driver of capex is the program expansion investments for both UTI and Concorde.

For the Company’s most recent investor presentation and quarterly financial supplement, please see its investor relations website at https://investor.uti.edu.

Updated Fiscal 2024 Financial Outlook

	Previous	Updated
	FY 2024	FY 2024
($ in millions, except EPS)	Guidance	Guidance
New student starts	24,500 - 25,500	25,500 - 26,500
Revenue	$710 - 720	$720 - 730
Net Income	$36 - 40	$37 - 41
Diluted EPS	$0.67 - 0.72	$0.68 - 0.73
Adjusted EBITDA(3)	$100 - 103	$102 - 104
Adjusted free cash flow(3)(4)	$62 - 66	$62 - 66

(3)     See the "Use of Non-GAAP Financial Information" below. For a detailed reconciliation of the non-GAAP measures, see the tables following the earnings release.
(4)     For FY 2024, assumes $28 million to $31 million of total capex, including incremental investments for program expansions and maintenance capex equal to approximately 2% of revenue.

Conference Call

Management will hold a conference call to discuss the financial results for the fiscal 2024 second quarter ended March 31, 2024, on Wednesday, May 8, 2024, at 4:30 p.m. ET.

To participate in the live call, investors are invited to dial (844) 881-0138 (domestic) or (412) 317-6790 (international). A live webcast of the call will be available via the Universal Technical Institute, Inc. investor relations website at https://investor.uti.edu. Please go to the website at least 10 minutes early to register, download and install any necessary audio software. The conference call webcast will be archived for fourteen days at https://investor.uti.edu. Alternatively, the telephone replay can be accessed through May 22, 2024, by dialing (877) 344-7529 (domestic) or (412) 317-0088 (international) and entering passcode 1518270.

Use of Non-GAAP Financial Information

In addition to disclosing financial results that are determined in accordance with U.S. generally accepted accounting principles ("GAAP"), the Company also discloses certain non-GAAP financial information in this press release and may similarly disclose non-GAAP financial information on the related conference call. These financial measures are not recognized measures under GAAP and are not intended to be and should not be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. The Company discloses these non-GAAP financial measures because it believes that they provide investors an additional analytical tool to clarify its results of operations and identify underlying trends. Additionally, the Company believes that these measures may also help investors compare its performance on a consistent basis across time periods. Additional details on our non-GAAP measures and the tables reconciling these measures to the most directly comparable GAAP measure are provided below.

Adjusted EBITDA: The Company defines adjusted EBITDA as net income (loss) before interest expense, interest income, income taxes, depreciation and amortization, adjusted for stock-based compensation expense and items not considered normal recurring operations.

Adjusted Free Cash Flow: The Company defines adjusted free cash flow as net cash provided by (used in) operating activities less capital expenditures, adjusted for items not considered normal recurring operations.

Management utilizes adjusted figures as performance measures internally for operating decisions, strategic planning, annual budgeting and forecasting. For the periods presented, our adjustments for items that management does not consider to be normal recurring operations include:

•Acquisition-related costs: We have excluded costs associated with both potential and announced acquisitions to allow for comparable financial results to historical operations and forward-looking guidance.
•Integration-related costs for completed acquisitions: We have excluded integration costs related to business structure realignment and new programs for recent acquisitions to allow for comparable financial results to historical operations and forward-looking guidance. In addition, the nature and amount of such charges vary significantly based on the size and timing of the programs. By excluding the referenced expenses from our non-GAAP financial measures, our management is able to further evaluate our ability to utilize existing assets and estimate their long-term value. Furthermore, our management believes that the adjustment of these items supplements the GAAP information with a measure that can be used to assess the sustainability of our operating performance.
•One-time costs associated with new campus openings: During fiscal 2022, we opened new campus locations in Austin, Texas and Miramar, Florida. We continued to incur one-time costs during fiscal 2023 for the campus opening as we completed the build-out of the remaining programs in the new facilities. We disclose any campus adjustments as direct costs (net of any corporate allocations). Outfitting a new campus requires significant facility improvements and modifications, and the purchase of technical equipment and training aids necessary for teaching our programs, the combination of which requires a significant investment by the Company which would not be considered part of normal recurring operations.

•Restructuring charges: In December 2023, we announced plans to consolidate the two Houston, Texas campus locations to align the curriculum, student facing systems, and support services to better serve students seeking careers in in-demand fields. As part of the transition, the MIAT Houston campus, acquired in November 2021, will begin operating under the UTI brand and implement a phased teach-out agreement starting in May 2024. Both facilities will remain in use post-consolidation.
•Costs related to the purchase of our campuses: We lease the majority of our campus locations. Over the past three years due to shifts within the real estate environment, we have been presented with the opportunity to purchase three of our campus locations. These purchases are significant capital expenditures and not considered part of normal recurring operations.

To obtain a complete understanding of our performance, these measures should be examined in connection with net income (loss) and net cash provided by (used in) operating activities, determined in accordance with GAAP, as presented in the financial statements and notes thereto included in the annual and quarterly filings with the Securities and Exchange Commission (“SEC”). Because the items excluded from these non-GAAP measures are significant components in understanding and assessing our financial performance under GAAP, these measures should not be considered to be an alternative to net income (loss) or net cash provided by (used in) operating activities as a measure of our operating performance or liquidity. Exclusion of items in the non-GAAP presentation should not be construed as an inference that these items are unusual, infrequent or non-recurring. Other companies, including other companies in the education industry, may define and calculate non-GAAP financial measures differently than we do, limiting their usefulness as a comparative measure across similarly titled performance measures presented by other companies. A reconciliation of the historical non-GAAP financial measures to the most directly comparable GAAP measures is provided below and investors are encouraged to review the reconciliations.

Forward Looking Statements

All statements contained in this press release and the related conference call, other than statements of historical fact, are "forward-looking" statements within the meaning of the safe harbor from civil liability provided for such statements by the Private Securities Litigation Reform Act of 1995 (set forth in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended). These forward-looking statements which address our expected future business and financial performance, may contain words such as "goal," "target," "future," "estimate," "expect," "anticipate," "intend," "plan," "believe," "seek," "project," "may," "should," "will," the negative form of these expressions or similar expressions. Examples of forward-looking statements include, among others, statements regarding (1) the Company’s expectation that it will meet its fiscal year 2024 guidance for new student start growth (decline), revenue growth, net income, diluted earnings per share, Adjusted EBITDA and Adjusted Free Cash Flow; (2) the Company’s expectation that it will continue to expand its value proposition and build a business that can grow in low-to-mid single digits with potential upside, regardless of the economic environment; and (3) the Company’s expectation that it will succeed in new program launches next year. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on the Company’s current beliefs, expectations and assumptions regarding the future of its business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could affect our actual results include, among other things, failure of our schools to comply with the extensive regulatory requirements for school operations; our failure to maintain eligibility for federal student financial assistance funds; the effect of current and future Title IV Program regulations arising out of negotiated rulemakings, including any potential reductions in funding or restrictions on the use of funds received through Title IV Programs; the effect of future legislative or regulatory initiatives related to veterans’ benefit programs; continued Congressional examination of the for-profit education sector; our failure to maintain eligibility for or the ability to process federal student financial assistance; regulatory investigations of, or actions commenced against, us or other companies in our industry; changes in the state regulatory environment or budgetary constraints; our failure to execute on our growth and diversification strategy, including effectively identifying, establishing and operating additional schools, programs or campuses; our failure to realize the expected benefits of our acquisitions, or our failure to successfully integrate our acquisitions.; our failure to improve underutilized capacity at certain of our campuses; enrollment declines or challenges in our students’ ability to find employment as a result of macroeconomic conditions; our failure to maintain and expand existing industry relationships and develop new industry relationships; our ability to update and expand the content of existing programs and develop and integrate new programs in a timely and cost-effective manner while maintaining positive student outcomes; a loss of our senior management or other key employees; failure to comply with the restrictive covenants and our ability to pay the amounts when due under the Credit Agreement; the effect of our principal stockholder owning a significant percentage of our capital stock, and thus being able to influence certain corporate matters and the potential in the future to gain substantial control over our company; the effect of public health pandemics, epidemics or outbreak, including COVID-19, and other risks that are described from time to time in our public filings. Further information on these and other potential factors that could affect the financial results or condition may be found in the company's filings with the SEC. Any forward-looking statements made by us in this press release and the related conference call are based only on information currently available to us and speak only as of the date on which it is made. We expressly disclaim any obligation to publicly update any forward-looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future developments, changes in expectations, any changes in events, conditions or circumstances, or otherwise.

Social Media Disclosure

Universal Technical Institute, Inc uses its websites (https://www.uti.edu/, https://concorde.edu, and https://investor.uti.edu/) and LinkedIn pages (https://www.linkedin.com/school/universal-technical-institute/ and https://www.linkedin.com/school/concorde-career-colleges/) as channels of distribution of information about its programs, its planned financial and other announcements, its attendance at upcoming investor and industry conferences, and other matters. Such information may be deemed material information, and the Company may use these channels to comply with its disclosure obligations under Regulation FD. Therefore, investors should monitor the company's website and its social media accounts in addition to following the company's press releases, SEC filings, public conference calls, and webcasts.

About Universal Technical Institute, Inc.

Universal Technical Institute, Inc. (NYSE: UTI) was founded in 1965 and is a leading workforce solutions provider of transportation, skilled trades and healthcare education programs, whose mission is to serve students, partners, and communities by providing quality education and support services for in-demand careers across a number of highly-skilled fields. The Company is comprised of two divisions: Universal Technical Institute ("UTI") and Concorde Career Colleges ("Concorde"). UTI operates 16 campuses located in 9 states and offers a wide range of transportation and skilled trades technical training programs under brands such as UTI, MIAT College of Technology, Motorcycle Mechanics Institute, Marine Mechanics Institute and NASCAR Technical Institute. Concorde operates across 17 campuses in 8 states and online, offering programs in the Allied Health, Dental, Nursing, Patient Care and Diagnostic fields. For more information, visit www.uti.edu or www.concorde.edu, or visit us on LinkedIn at @UniversalTechnicalInstitute and @Concorde Career Colleges or on X (formerly Twitter) @news_UTI or @ConcordeCareer.

Company Contact:
Troy R. Anderson
Chief Financial Officer
Universal Technical Institute, Inc.
(623) 445-9365

Media Contact:
Susan Aspey
Vice President, Corporate Affairs & External Communications
Universal Technical Institute, Inc.
(202) 549-0534
saspey@uti.edu

Investor Relations Contact:
Matt Glover or Jackie Keshner
Gateway Group, Inc.
(949) 574-3860
UTI@gateway-grp.com

(Tables Follow)

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended March 31,		Six Months Ended March 31,
	2024	2023	2024	2023
Revenues	$184,176	$163,820	$358,871	$283,824
Operating expenses:
Educational services and facilities	97,488	86,930	189,897	148,338
Selling, general and administrative	75,496	70,941	143,551	125,089
Total operating expenses	172,984	157,871	333,448	273,427
Income from operations	11,192	5,949	25,423	10,397
Other (expense) income:
Interest income	1,427	1,805	3,402	2,628
Interest expense	(2,184)	(2,637)	(5,055)	(4,060)
Other income (expense), net	119	126	333	451
Total other expense, net	(638)	(706)	(1,320)	(981)
Income before income taxes	10,554	5,243	24,103	9,416
Income tax expense	(2,767)	(1,763)	(5,927)	(3,288)
Net income	$7,787	$3,480	$18,176	$6,128
Preferred stock dividends	—	(1,251)	(1,097)	(2,528)
Income available for distribution	7,787	2,229	17,079	3,600
Income allocated to participating securities	—	(833)	(2,855)	(1,348)
Net income available to common shareholders	$7,787	$1,396	$14,224	$2,252

Earnings per share:
Net income per share - basic	$0.14	$0.04	$0.32	$0.07
Net income per share - diluted	$0.14	$0.04	$0.31	$0.07

Weighted average number of shares outstanding(1):
Basic	53,757	33,999	45,048	33,901
Diluted	54,770	34,553	46,050	34,477

(1)     On December 18, 2023, the Company exercised in full its right of conversion of the Company’s Series A Preferred Stock which resulted in the conversion of all outstanding Series A Preferred shares into 19,296,843 shares of Common Stock. As of March 31, 2024 there were 53,801,456 shares of Common Stock outstanding.

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except par value and per share amounts)
(Unaudited)

	March 31, 2024	September 30, 2023
Assets
Cash and cash equivalents	$116,099	$151,547
Restricted cash	4,446	5,377
Receivables, net	24,294	25,161
Notes receivable, current portion	6,163	5,991
Prepaid expenses	12,200	9,412
Other current assets	7,032	7,497
Total current assets	170,234	204,985
Property and equipment, net	263,538	266,346
Goodwill	28,459	28,459
Intangible assets, net	18,627	18,975
Notes receivable, less current portion	34,909	30,672
Right-of-use assets for operating leases	169,626	176,657
Deferred tax asset, net	4,556	3,768
Other assets	12,139	10,823
Total assets	$702,088	$740,685
Liabilities and Shareholders’ Equity
Accounts payable and accrued expenses	$70,079	$69,941
Deferred revenue	67,599	85,738
Operating lease liability, current portion	22,841	22,481
Long-term debt, current portion	2,600	2,517
Other current liabilities	3,323	4,023
Total current liabilities	166,442	184,700
Deferred tax liabilities, net	663	663
Operating lease liability	158,448	165,026
Long-term debt	139,317	159,600
Other liabilities	4,605	4,729
Total liabilities	469,475	514,718
Commitments and contingencies
Shareholders’ equity:
Common stock, $0.0001 par value, 100,000 shares authorized, 53,884 and 34,157 shares issued	5	3
Preferred stock, $0.0001 par value, 10,000 shares authorized; 0 and 676 shares of Series A Convertible Preferred Stock issued and outstanding, liquidation preference of $100 per share	—	—
Paid-in capital - common	216,359	151,439
Paid-in capital - preferred	—	66,481
Treasury stock, at cost, 82 shares	(365)	(365)
Retained earnings	14,684	5,946
Accumulated other comprehensive income	1,930	2,463
Total shareholders’ equity	232,613	225,967
Total liabilities and shareholders’ equity	$702,088	$740,685

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Six Months Ended March 31,
	2024	2023
Cash flows from operating activities:
Net income	$18,176	$6,128
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	14,186	11,994
Amortization of right-of-use assets for operating leases	10,952	10,073
Bad debt expense	3,189	2,071
Stock-based compensation	3,835	3,282
Deferred income taxes	(314)	2,479
Training equipment credits earned, net	962	47
Unrealized loss on interest rate swap	(533)	(664)
Other (gains) losses, net	83	(196)
Changes in assets and liabilities:
Receivables	(1,533)	(3,895)
Prepaid expenses	(4,469)	(898)
Other assets	(1,088)	2,709
Notes receivable	(4,409)	(579)
Accounts payable, accrued expenses and other current liabilities	(2,140)	(16,446)
Deferred revenue	(18,139)	(9,554)
Operating lease liability	(10,139)	(10,745)
Other liabilities	(274)	(121)
Net cash provided by (used in) operating activities	8,345	(4,315)
Cash flows from investing activities:
Cash paid for acquisitions, net of cash acquired	—	(16,973)
Purchase of property and equipment	(9,759)	(38,641)
Proceeds from maturities of held-to-maturity securities	—	29,000
Net cash used in investing activities	(9,759)	(26,614)
Cash flows from financing activities:
Proceeds from revolving credit facility	20,000	90,000
Payments on revolving credit facility	(39,000)	—
Debt issuance costs for long-term debt	—	(484)
Payment of preferred stock cash dividend	(1,097)	(2,528)
Payments on term loans and finance leases	(1,246)	(715)
Payment of payroll taxes on stock-based compensation through shares withheld	(2,119)	(748)
Preferred share repurchase	(11,503)	—
Net cash (used in) provided by financing activities	(34,965)	85,525
Change in cash, cash equivalents and restricted cash	(36,379)	54,596
Cash and cash equivalents, beginning of period	151,547	66,452
Restricted cash, beginning of period	5,377	3,544
Cash, cash equivalents and restricted cash, beginning of period	156,924	69,996
Cash and cash equivalents, end of period	116,099	120,579
Restricted cash, end of period	4,446	4,013
Cash, cash equivalents and restricted cash, end of period	$120,545	$124,592

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
SELECTED SUPPLEMENTAL NON-FINANCIAL AND FINANCIAL INFORMATION BY SEGMENT
(In thousands, except for Student Metrics)
(Unaudited)

Student Metrics

	Three Months Ended March 31, 2024			Three Months Ended March 31, 2023
	UTI	Concorde	Total	UTI	Concorde	Total
Total new student starts	2,840	2,640	5,480	2,374	2,252	4,626
Year-over-year growth (decline)	19.6%	17.2%	18.5%	4.4%	—%	—%
Average undergraduate full-time active students	13,810	8,506	22,316	12,516	7,808	20,324
Year-over-year growth (decline)	10.3%	8.9%	9.8%	(3.0)%	—%	—%
End of period undergraduate full-time active students	13,590	8,487	22,077	12,104	7,708	19,812
Year-over-year growth (decline)	12.3%	10.1%	11.4%	(2.9)%	—%	—%

	Six Months Ended March 31, 2024			Six Months Ended March 31, 2023
	UTI	Concorde	Total	UTI	Concorde	Total
Total new student starts	5,154	4,672	9,826	4,348	2,573	6,921
Year-over-year growth (decline)	18.5%	81.6%	42.0%	2.4%	—%	—%
Average undergraduate full-time active students	14,065	8,375	22,440	13,014	7,773	20,787
Year-over-year growth (decline)	8.1%	7.7%	8.0%	(2.3)%	—%	—%
End of period undergraduate full-time active students	13,590	8,487	22,077	12,104	7,708	19,812
Year-over-year growth (decline)	12.3%	10.1%	11.4%	(2.9)%	—%	—%

Financial Summary by Segment and Consolidated

During fiscal 2023, in coordination with the integration of Concorde, we began to reassess our operating model to determine the organizational structure that would best help the Company achieve future growth goals and optimally support the business. Beginning in fiscal 2024, we have executed an internal reorganization to fully transition our operating and reporting model to support a multi-divisional business. As part of the internal reorganization, each of the reportable segments now have dedicated accounting, finance, information technology, and human resources teams. Additionally, human resources and information technology costs that benefit the entire organization are now allocated across UTI, Concorde and Corporate each period based upon relative headcount. As a result, additional costs have moved from Corporate into the UTI segment and to a lesser extent the Concorde segment as resources were redirected to support the segment’s objectives. Due to these changes in allocation methodology, the prior year segment amounts have been recast for comparability to the current year presentation.

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
SELECTED SUPPLEMENTAL NON-FINANCIAL AND FINANCIAL INFORMATION BY SEGMENT
(In thousands)
(Unaudited)

	Three Months Ended March 31, 2024				Three Months Ended March 31, 2023
	UTI	Concorde	Corporate	Consolidated	UTI	Concorde	Corporate	Consolidated
Revenue	$123,323	$60,853	$—	$184,176	$107,560	$56,260	$—	$163,820
Educational services and facilities	60,100	37,388	—	97,488	53,321	33,609	—	86,930
Selling, general and administrative	45,137	20,219	10,140	75,496	44,451	16,462	10,028	70,941
Total operating expenses	105,237	57,607	10,140	172,984	97,772	50,071	10,028	157,871
Net income (loss)	16,616	3,320	(12,149)	7,787	8,821	6,237	(11,578)	3,480

	Six Months Ended March 31, 2024				Six Months Ended March 31, 2023
	UTI	Concorde	Corporate	Consolidated	UTI	Concorde	Corporate	Consolidated
Revenue	$238,697	$120,174	$—	$358,871	$213,133	$70,691	$—	$283,824
Educational services and facilities	117,468	72,429	—	189,897	104,198	44,140	—	148,338
Selling, general and administrative	88,053	37,371	18,127	143,551	85,725	21,088	18,276	125,089
Total operating expenses	205,521	109,800	18,127	333,448	189,923	65,228	18,276	273,427
Net income (loss)	30,213	10,493	(22,530)	18,176	21,553	5,503	(20,928)	6,128

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
SELECTED SUPPLEMENTAL NON-FINANCIAL AND FINANCIAL INFORMATION BY SEGMENT
(In thousands)
(Unaudited)

Major Expense Categories by Segment and Consolidated

	Three Months Ended March 31, 2024
	UTI	Concorde	Corporate	Consolidated
Salaries, benefits and tax expense	$50,760	$30,941	$3,862	$85,563
Bonus expense	3,423	829	1,128	5,380
Stock-based compensation expense	313	68	1,972	2,353
Total compensation and related costs	$54,496	$31,838	$6,962	$93,296

Advertising expense	$13,900	$7,040	$211	$21,151
Occupancy expense, net of subleases	7,735	5,626	172	13,533
Depreciation and amortization	5,684	1,217	301	7,202
Professional and contract services expense	2,771	2,758	3,014	8,543

	Three Months Ended March 31, 2023
	UTI	Concorde	Corporate	Consolidated
Salaries, benefits and tax expense	$47,388	$26,503	$3,841	$77,732
Bonus expense	3,991	480	984	5,455
Stock-based compensation expense	644	—	1,469	2,113
Total compensation and related costs	$52,023	$26,983	$6,294	$85,300

Advertising expense	$14,179	$6,502	$—	$20,681
Occupancy expense, net of subleases	8,071	5,946	158	14,175
Depreciation and amortization	5,096	1,649	3	6,748
Professional and contract services expense	2,918	1,446	3,051	7,415

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
SELECTED SUPPLEMENTAL NON-FINANCIAL AND FINANCIAL INFORMATION BY SEGMENT
(In thousands)
(Unaudited)

Major Expense Categories by Segment and Consolidated

	Six Months Ended March 31, 2024
	UTI	Concorde	Corporate	Consolidated
Salaries, benefits and tax expense	$96,129	$59,133	$7,425	$162,687
Bonus expense	6,917	1,686	2,150	10,753
Stock-based compensation expense	783	77	2,975	3,835
Total compensation and related costs	$103,829	$60,896	$12,550	$177,275

Advertising expense	$27,253	$13,132	$211	$40,596
Occupancy expense, net of subleases	15,342	11,424	322	27,088
Depreciation and amortization	11,178	2,371	637	14,186
Professional and contract services expense	5,358	4,628	5,521	15,507

	Six Months Ended March 31, 2023
	UTI	Concorde	Corporate	Consolidated
Salaries, benefits and tax expense	$90,871	$34,979	$7,715	$133,565
Bonus expense	7,534	668	2,118	10,320
Stock-based compensation expense	896	—	2,386	3,282
Total compensation and related costs	$99,301	$35,647	$12,219	$147,167

Advertising expense	$27,528	$7,782	$—	$35,310
Occupancy expense, net of subleases	16,097	7,828	283	24,208
Depreciation and amortization	9,871	2,106	19	11,996
Professional and contract services expense	5,983	2,020	5,226	13,229

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP FINANCIAL INFORMATION TO NON-GAAP FINANCIAL INFORMATION
(In thousands)
(Unaudited)

Reconciliation of Net Income (Loss) to EBITDA and Adjusted EBITDA

	Three Months Ended March 31, 2024
	UTI	Concorde	Corporate	Consolidated
Net income (loss)	$16,616	$3,320	$(12,149)	$7,787
Interest income	(4)	(154)	(1,269)	(1,427)
Interest expense	1,475	80	629	2,184
Income tax expense	—	—	2,767	2,767
Depreciation and amortization	5,684	1,217	301	7,202
EBITDA	23,771	4,463	(9,721)	18,513
Stock-based compensation expense	313	68	1,972	2,353
Integration-related costs for completed acquisitions (1)	226	884	586	1,696
Restructuring costs	45	—	—	45
Adjusted EBITDA, non-GAAP	$24,355	$5,415	$(7,163)	$22,607

	Three Months Ended March 31, 2023
	UTI	Concorde	Corporate	Consolidated
Net income (loss)	$8,821	$6,237	$(11,578)	$3,480
Interest income	(4)	(128)	(1,673)	(1,805)
Interest expense	979	79	1,579	2,637
Income tax expense	—	—	1,763	1,763
Depreciation and amortization	5,094	1,649	3	6,746
EBITDA	14,890	7,837	(9,906)	12,821
Stock-based compensation expense	644	—	1,469	2,113
Acquisition-related costs	—	—	1,322	1,322
Integration-related costs for completed acquisitions (1)	864	544	543	1,951
One-time costs associated with new campus openings	984		—	984
Adjusted EBITDA, non-GAAP	$17,382	$8,381	$(6,572)	$19,191

(1)  Costs related to integrating the MIAT programs at the UTI campuses and launching Concorde programs that were previously approved by regulatory bodies prior to the acquisition are presented in “Integration-related costs for completed acquisitions.” In prior quarters, these costs were presented in a line labeled “Start-up costs for new campuses and program expansion.” As the nature of the spend and activity are more aligned to integration, we have updated our presentation and recast the prior year for comparability.

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP FINANCIAL INFORMATION TO NON-GAAP FINANCIAL INFORMATION
(In thousands)
(Unaudited)

Reconciliation of Net Income (Loss) to EBITDA and Adjusted EBITDA

	Six Months Ended March 31, 2024
	UTI	Concorde	Corporate	Consolidated
Net income (loss)	$30,213	$10,493	$(22,530)	$18,176
Interest income	(10)	(282)	(3,110)	(3,402)
Interest expense	2,987	163	1,905	5,055
Income tax expense	—	—	5,927	5,927
Depreciation and amortization	11,178	2,371	637	14,186
EBITDA	44,368	12,745	(17,171)	39,942
Stock-based compensation expense	783	77	2,975	3,835
Integration-related costs for completed acquisitions (1)	726	1,347	1,198	3,271
Restructuring costs	88	—	—	88
Adjusted EBITDA, non-GAAP	$45,965	$14,169	$(12,998)	$47,136

	Six Months Ended March 31, 2023
	UTI	Concorde	Corporate	Consolidated
Net income (loss)	$21,553	$5,503	$(20,928)	$6,128
Interest income	(7)	(164)	(2,457)	(2,628)
Interest expense	1,860	123	2,077	4,060
Income tax expense	—	—	3,288	3,288
Depreciation and amortization	9,869	2,106	19	11,994
EBITDA	33,275	7,568	(18,001)	22,842
Stock-based compensation expense	896	—	2,386	3,282
Acquisition-related costs	—	—	2,097	2,097
Integration-related costs for completed acquisitions (1)	316	749	1,269	2,334
One-time costs associated with new campus openings	3,075	—	—	3,075
Adjusted EBITDA, non-GAAP	$37,562	$8,317	$(12,249)	$33,630

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP FINANCIAL INFORMATION TO NON-GAAP FINANCIAL INFORMATION
(In thousands)
(Unaudited)

Reconciliation of Net Cash Provided by (Used in) Operating Activities to Adjusted Free Cash Flow

	Six Months Ended March 31,
	2024	2023
Net cash provided by (used in) operating activities, as reported	$8,345	$(4,315)
Purchase of property and equipment	(9,759)	(38,641)
Free cash flow, non-GAAP	(1,414)	(42,956)
Adjustments:
Cash outflow to purchase the Orlando, Florida campus	—	26,156
Cash outflow for acquisition-related costs	—	1,367
Cash outflow for integration-related costs for completed acquisitions(2)	2,622	3,176
Cash outflow for integration-related property and equipment(2)	2,331	2,990
Cash outflow for restructuring costs and property and equipment	164	—
Cash outflow for one-time costs associated with new campus openings	—	1,974
Cash outflow for property and equipment associated with new campus openings	—	5,281
Adjusted free cash flow, non-GAAP	$3,703	$(2,012)

(2)  Costs related to integrating the MIAT programs at the UTI campuses and launching Concorde programs that were previously approved by regulatory bodies prior to the acquisition are presented in “Cash outflow for integration-related costs for completed acquisitions” and “Cash outflow for integration-related property and equipment.” In prior quarters, these costs were presented in the lines labeled ““Cash outflow for start-up costs for new campuses and programs expansion” and “Cash outflow for property and equipment for new campuses and program expansion.” As the nature of the spend and activity are more aligned to integration, we have updated our presentation and recast the prior year for comparability.

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP FINANCIAL INFORMATION TO NON-GAAP FINANCIAL
INFORMATION FOR FISCAL 2024 GUIDANCE
(In thousands)
(Unaudited)

For each of the non-GAAP reconciliations provided for fiscal 2024 guidance, we are reconciling to the midpoint of the guidance range. The adjustments reflected below for fiscal 2024 are illustrative only and may change throughout the year, both in amount or the adjustments themselves.

Reconciliation of Net Income to EBITDA and Adjusted EBITDA for Fiscal 2024 Guidance

Updated
Twelve Months Ended
September 30,
2024
Net income	~ $39,000
Interest (income) expense, net	~ 3,500
Income tax expense	~ 15,900
Depreciation and amortization	~ 30,500
EBITDA	~ $88,900
Stock-based compensation expense	~ 7,400
Integration-related costs for completed acquisitions	~ 6,100
Restructuring costs	~600
Adjusted EBITDA, non-GAAP	~ $103,000
FY 2024 Guidance Range	$102,000 - $104,000

Reconciliation of Net Cash Provided by Operating Activities to Adjusted Free Cash Flow for Fiscal 2024 Guidance

Updated
Twelve Months Ended
September 30,
2024
Net cash provided by operating activities	~ $84,900
Purchase of property and equipment	~ (30,500)
Free cash flow, non-GAAP	~ $54,400
Adjustments:
Cash outflow for integration-related costs for completed acquisitions	~ 6,100
Cash outflow for integration-related property and equipment	~ 2,500
Cash outflow for restructuring costs and property and equipment	~1,000
Adjusted free cash flow, non-GAAP	~ $64,000
FY 2024 Guidance Range	$62,000 - $66,000